EXHIBIT 32.2


                             CERTIFICATE PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of NITAR TECH CORP. (the "Company") on Form 10-QSB for the period ended January 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Jose Gustavo Brasil, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respect, the financial condition and result of operations of the Company.



/S/ JOSE GUSTAVO BRASIL
-----------------------
Name: Jose Gustavo Brasil
Title: Chief Financial Officer
Date: March 15, 2006